Ex. 99.1
XPEL Reports Record Revenue of $68.7 Million in Second Quarter 2021; Net Income of $10.2 Million

San Antonio, TX – August 9, 2021 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced results for the second quarter and first six months ended June 30, 2021.

Second Quarter 2021 Highlights:

•Revenues increased 92.0% to $68.7 million compared to second quarter 2020 and increased 32.5% sequentially compared to first quarter 2021

•Net income grew 156.3% to $10.2 million, or $0.37 per basic and diluted share, compared to $4.0 million, or $0.14 per basic and diluted share, in the same quarter of 2020

•EBITDA grew 139.8% to $13.6 million, or 19.8% of revenues compared to $5.7 million, or 15.8% of sales in second quarter 20201

First Six Months Highlights:

•Revenues increased 87.9% to $120.6 million as compared to $64.2 million in the prior year period

•Net income increased by more than 200% to $17.0 million, or $0.62 per basic and diluted share, compared to $5.6 million, or $0.20 per basic and diluted share, in the same period of 2020

•EBITDA grew 176.1% to $22.7 million, or 18.9% of revenues, as compared to $8.2 million, or 12.8% in the same prior year period1

For the Quarter Ended June 30, 2021:

Revenues. Revenues increased approximately $32.9 million, or 92%, to $68.7 million as compared to $35.8 million in the prior year.

Gross Margin. Gross margin was 36.7% compared to 32.8% in the second quarter of 2020.

Expenses. Operating expenses increased to $12.6 million, or 18.3% of sales, compared to $6.6 million, or 18.4% of sales in the prior year period.

Net income. Net income was $10.2 million, or $0.37 per basic and diluted share, versus net income of $4.0 million, or $0.14 per basic and diluted share in the second quarter of 2020.

EBITDA. EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) was $13.6 million, or 19.8% of sales, compared to $5.7 million, or 15.8% of sales in the prior year1.

1 See reconciliation of non-GAAP financial measures below

For the Six Months Ended June 30, 2021:

Revenues. Revenues increased approximately $56.4 million, or 87.9%, to $120.6 million as compared to $64.2 million in the same period of the prior year.

Gross Margin. Gross margin was 36.1% compared to 34.3% in the first six months of 2020.

Expenses. Operating expenses increased to $22.3 million, or 18.5% of sales, compared to $14.4 million, or 22.5%, of sales in the same prior year period.

Net income. Net income was $17.0 million, or $0.62 per basic and diluted share, versus net income of $5.6 million, or $0.20 per basic and diluted share in the first half of 2020.

EBITDA. EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) was $22.7 million, or 18.9% of sales, compared to $8.2 million, or 12.8% of sales in the same prior year period1.

Conference Call Information

The Company will host a conference call and webcast today, August 9, 2021 at 11:00 a.m. Eastern Time to discuss the Company’s second quarter 2021 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/investor.

To participate in the call by phone, dial (844) 407-9500 approximately five minutes prior to the scheduled start time. International callers please dial (862) 298-0850.

A replay of the teleconference will be available until September 9, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 42329.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 See reconciliation of non-GAAP financial measures below

Safe harbor statement

This release includes forward-looking statements regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, and execution of the company's growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of XPEL. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, performance and acceptance of the company's products, economic factors, competition, the equity markets generally and many other factors beyond the control of XPEL. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: jnesbett@institutionalms.com

XPEL Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Product revenue	$58,667,314	$30,961,996	$103,598,668	$54,711,913
Service revenue	10,068,657	4,843,862	17,003,417	9,482,408
Total revenue	68,735,971	35,805,858	120,602,085	64,194,321

Cost of Sales
Cost of product sales	40,592,311	22,556,696	72,138,858	39,318,109
Cost of service	2,896,432	1,510,085	4,929,568	2,840,247
Total cost of sales	43,488,743	24,066,781	77,068,426	42,158,356
Gross Margin	25,247,228	11,739,077	43,533,659	22,035,965

Operating Expenses
Sales and marketing	4,686,693	1,919,529	8,074,523	4,662,778
General and administrative	7,888,213	4,679,092	14,239,704	9,748,863
Total operating expenses	12,574,906	6,598,621	22,314,227	14,411,641

Operating Income	12,672,322	5,140,456	21,219,432	7,624,324

Interest expense	43,940	74,554	96,659	105,112
Foreign currency exchange (gain) loss	(62,906)	4,141	(27,294)	419,718

Income before income taxes	12,691,288	5,061,761	21,150,067	7,099,494
Income tax expense	2,505,739	1,088,071	4,117,459	1,514,450
Net income	$10,185,549	$3,973,690	$17,032,608	$5,585,044

Earnings per share
Basic and diluted	$0.37	$0.14	$0.62	$0.20
Weighted Average Number of Common Shares
Basic and diluted	27,612,597	27,612,597	27,612,597	27,612,597

XPEL Inc.
Condensed Consolidated Balance Sheets

	(Unaudited)	(Audited)
	June 30, 2021	December 31, 2020
Assets
Current
Cash and cash equivalents	$8,733,902	$29,027,124
Accounts receivable, net	12,625,703	9,944,213
Inventory, net	25,728,267	22,364,126
Prepaid expenses and other current assets	3,207,502	1,441,749
Total current assets	50,295,374	62,777,212
Property and equipment, net	7,556,788	4,706,248
Right-of-use lease assets	9,314,337	5,973,702
Intangible assets, net	21,902,077	5,423,980
Other non-current assets	477,920	486,472
Goodwill	15,826,655	4,472,217
Total assets	$105,373,151	$83,839,831
Liabilities
Current
Current portion of notes payable	$513,891	$2,568,172
Current portion lease liabilities	1,145,724	1,650,749
Accounts payable and accrued liabilities	21,957,708	16,797,462
Income tax payable	1,382,177	183,961
Total current liabilities	24,999,500	21,200,344
Deferred tax liability, net	646,921	627,806
Other long-term liabilities	865,066	729,408
Non-current portion of lease liabilities	8,190,262	4,331,214
Non-current portion of notes payable	239,055	3,568,191
Total liabilities	34,940,804	30,456,963
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,612,597 issued and outstanding	27,613	27,613
Additional paid-in-capital	10,412,471	10,412,471
Accumulated other comprehensive income (loss)	83,086	66,215
Retained earnings	59,909,177	42,876,569
Total stockholders’ equity	70,432,347	53,382,868
Total liabilities and stockholders’ equity	$105,373,151	$83,839,831

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30, 2021
	2021	2020	2021	2020
Net Income	$10,185,549	$3,973,690	$17,032,608	$5,585,044
Interest	43,940	74,554	96,659	105,112
Taxes	2,505,739	1,088,071	4,117,459	1,514,450
Depreciation	419,607	293,860	802,697	564,177
Amortization	422,778	232,225	685,384	466,121
EBITDA	$13,577,613	$5,662,400	$22,734,807	$8,234,904